Exhibit 5.1

David Lubin & Associates, PLLC
5 North Village Avenue
Rockville Centre, NY 11570
Telephone: (516) 887-8200
Facsimile: (516) 887-8250

September 13, 2010

Greenchek Technology Inc.

101 California Street, Suite 2450
San Francisco, California 94111

Re:           Greenchek Technology Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Greenchek Technology Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 5,000,000 shares of the Company’s common stock (“Common Stock”), authorized for issuance pursuant to the Greenchek Technology Inc. 2010 Stock Option Plan (the “Plan”) and an aggregate of 3,675,000 shares of common stock authorized for issuance pursuant to each of the (i) Technical Services Agreement dated as of June 1, 2010 between the Company and Patrick Baker; (ii) Consulting Agreement dated May 15, 2010 between the Company and Marieta Garcia; (iii) Technician/Installer Agreement dated May 1, 2010 between the Company and Neville Mclaren; and (iv) Administrative Services Agreement dated May 1, 2010 between the Company and Joanne Sewell (collectively, the “Consultancy Agreements”).  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, the Nevada Revised Statutes, as currently in effect (the “NRS”), applicable provisions of the Constitution of the State of Nevada, as currently in effect (the “Nevada Constitution”), and judicial decisions reported as of the date hereof that interpret the NRS and such applicable provisions of the Nevada Constitution (collectively, the “Nevada Law”).

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, including without limitation, the Consultancy Agreements; (ii) the Company’s Articles of Incorporation, as amended; (iii) the Company’s Bylaws; (iv) the Plan; (v) the minutes and records of the corporate proceedings of the Company with respect to adoption of the Plan; and (vi) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. Finally, we have assumed that all formalities required by the Company’s Articles of Incorporation, including any amendments thereto, the Company’s Bylaws, including any amendments thereto, the Nevada Law, and the Plan will be complied with when the shares of Common Stock are issued pursuant to the Plan.

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that the 5,000,000 shares of Common Stock authorized for issuance pursuant to the Plan and the aggregate of 3,675,000 shares to be issued pursuant to the Consultancy Agreements have been duly authorized for issuance and, when so issued in accordance with the terms and conditions of the Plan and the Consultancy Agreements, as the case may be, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.  In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ David Lubin & Associates, PLLC
David Lubin & Associates, PPLC